Exhibit 21.01

SYMANTEC CORPORATION
SUBSIDIARIES

State or Other Jurisdiction
Name of Subsidiary	of Incorporation

AXENT EMEA Ltd.	United Kingdom
AXENT Technologies Ltd.	United Kingdom
CKS Limited	United Kingdom
Symantec Canada Corporation	Canada
Delrina Corporation	Canada
Symantec (Deutschland) GmbH	Germany
Symantec (Japan) KK	Japan
Symantec (Singapore) PTE Ltd.	Singapore
Symantec (UK) Ltd	United Kingdom
Symantec Australia Pty. Ltd.	Australia
Symantec (Belgium) B.V.B.A.	Belgium
Symantec Corporation (Malaysia) Sdn. Bhd.	Malaysia
Symantec de Mexico S.A. de C.V.	Mexico
Symantec do Brasil Ltda.	Brazil
Symantec (France) EURL	France
Symantec B.V.	Netherlands
Symantec Financing Ltd.	United Kingdom
Symantec Finland Oy	Finland
Symantec Hong Kong Ltd.	Hong Kong
Symantec Information Technology (Beijing) Ltd.	Beijing, China
Symantec Israel Ltd.	Israel
Symantec Korea Ltd.	Korea
Symantec Limited	Ireland
Symantec New Zealand Limited	New Zealand
Symantec Nordic A.B.	Sweden
Symantec S.A. (Pty) Ltd.	South Africa
Symantec Security Services – Federal, Inc.	Delaware, USA
Symantec Security Services Holding Ltd.	United Kingdom
Symantec SF Corporation	Delaware, USA
Symantec Spain S.L.	Spain
Symantec SRL	Italy
Symantec Switzerland AG	Switzerland
Symantec Taiwan Limited	Taiwan
Symantec Technology Development Ltd.	United Kingdom
PowerQuest Corporation	Utah, USA
ON Technology Corporation	Delaware, USA

State or Other Jurisdiction
Name of Subsidiary	of Incorporation
ON Technology UK Ltd.	United Kingdom
Symantec Technology Services GmbH	Germany
Symantec Holdings Ltd.	Ireland
Symantec International Ltd.	Ireland
Symantec Cyprus Ltd.	Cyprus
Nexland Inc.	Delaware, USA
Nexland Canada Inc.	Canada
SafeWeb, Inc.	Delaware, USA
Brightmail Incorporated	Delaware, USA
TurnTide LLC	Delaware, USA
@stake, Inc.	Delaware, USA
Symantec-LIRIC Limited	United Kingdom
Platform Logic LLC	Delaware, USA
Symantec (Austria) GmbH	Austria
Symantec Poland SP z.o.o.	Poland
@stake Ltd. (U.K.)	United Kingdom
Brightmail B.V.	Netherlands
Brightmail GmbH	Germany
Brightmail Limited	United Kingdom
Brightmail (Ireland) Ltd.	Ireland
Brightmail Pty. Ltd.	Australia
Symtechnology SU Lda	Portugal